UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 6, 2009


                              KEYNOTE SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)



           000-27241                                94-3226488
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          (Commission                             (IRS Employer
          File Number)                          Identification No.)


    777 Mariners Island Boulevard, San Mateo, California            94404
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           (Address of principal executive offices)               (Zip Code)


                                 (650) 403-2400
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              (Registrant's telephone number, including area code)


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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

         On March 6, 2009, the stockholders of Keynote Systems, Inc. ("Keynote") approved the extension of the term of Keynote's 1999 Equity Incentive Plan until December 31, 2011.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          (e) Reference is made to the description of the amendment to the Plan described in Item 1.01 above, as Keynote's named executive officers are eligible to receive awards under the Plan.

Item 8.01    Other Events


         The stockholders of Keynote also approved the extension of the term of Keynote's 1999 Employee Stock Purchase Plan (the "ESPP") for an additional ten years. The ESPP will expire in June 2019.


         On March 6, 2009, Umang Gupta, the Chief Executive Officer of Keynote, returned an option to purchase 400,000 shares of common stock of Keynote with an exercise price of $14.99 per share that was originally issued in November 2007 and an option to purchase 300,000 shares of common stock of Keynote at an exercise price of $70.00 per share that was originally issued in January 2000.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               KEYNOTE SYSTEMS, INC.



Date:  March 12, 2009          By:    /s/ Andrew Hamer
                                      ------------------------------------------
                                      Andrew Hamer
                                      Vice President and Chief Financial Officer